MORTGAGE CAPITAL FUNDING, INC.
                                  $414,824,951
                             MULTIFAMILY/COMMERCIAL
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-MC1
                CLASSX-1, CLASS X-2, CLASS A-1, CLASS A-2A, CLASS
               A-2B, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS
                                        F


                             UNDERWRITING AGREEMENT

                                                         as of June 27, 1996


Citibank, N.A.
399 Park Avenue
New York, New York 10043

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         Mortgage Capital Funding, Inc., a Delaware corporation ("MCFI"), proposes to sell to Citibank, N.A. ("Citibank") and Goldman, Sachs & Co. ("Goldman"; Citibank and Goldman, in such capacity, each an "Underwriter" and, together, the "Underwriters"), the respective classes of Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 which are identified on
Schedule I hereto (collectively, the "Registered Certificates"), in each case, having the initial aggregate stated principal amount (a "Class Principal
Balance") or initial aggregate notional principal amount (a "Class Notional Amount") set forth on Schedule I. The Registered Certificates, together with the Class G, Class H, Class J, Class K, Class R-I and Class R-II Certificates issued therewith (the "Privately Offered Certificates" and, collectively with the Registered Certificates, the "Certificates"), evidence the entire beneficial ownership interest in the assets of a trust fund (the "Trust Fund") to be formed by MCFI and consisting primarily of a pool (the "Mortgage Pool") of commercial and multifamily mortgage loans (the "Mortgage Loans") that will have, as of the close of business on July 1, 1996 (the "Cut-off Date"), after taking into account all payments of principal due on the Mortgage Loans on or before such date, whether or not received, an aggregate principal balance of $482,357,812, subject to a variance of plus or minus 5.0%. The Mortgage Loans (or the right to have such transferred to the Trust Fund) will be acquired by MCFI from Citibank in exchange for immediately available funds pursuant to a mortgage loan purchase agreement, dated as of June 27, 1996 (the "Mortgage Loan Purchase Agreement"), between MCFI and Citibank. Certain of the Mortgage Loans will be acquired by Citibank from PNC Bank, National Association ("PNC") in exchange for immediately available funds pursuant to a mortgage loan purchase agreement, dated as of June 27, 1996 (the "PNC Purchase Agreement"), between Citibank and PNC. Certain of the Mortgage Loans (the "ContiTrade Mortgage Loans") will be acquired by Citibank from ContiTrade Services L.L.C. ("ContiTrade") in exchange for immediately available funds pursuant to a mortgage loan purchase agreement, dated as of June 27, 1996 (the "ContiTrade Purchase Agreement"), between Citibank and ContiTrade. Two separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Trust Fund is to be created and the Certificates are to be issued under a pooling and servicing agreement, dated as of July 1, 1996 (the "Pooling and Servicing Agreement"), among MCFI as sponsor, Citibank as mortgage loan seller (in such capacity, the "Mortgage Loan Seller"), GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer"), Hanford Healy Asset Management Company as special servicer (the "Special Servicer") and State Street Bank and Trust Company as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator").

         1.      REPRESENTATIONS,   WARRANTIES  AND  COVENANTS.  MCFI represents
and  warrants  to,  and covenants with, each of the Underwriters that:

         (a) A registration statement (File No. 33-63924) on Form S-3 and a registration statement (File No. 33-25068) on Form S-11 have been filed with the Securities and Exchange Commission (the "Commission") and each has become effective under the Securities Act of 1933, as amended (the "Securities Act"); such registration statements include a prospectus which, as supplemented, shall be, and may include a preliminary prospectus supplement which, as completed, is proposed to be, used in connection with the sale of the Registered Certificates. The registration statements, as amended to the date of this Agreement, are collectively hereinafter referred to as the "Registration Statements"; such prospectus (which shall be in the form in which it has most recently been filed, as the same is proposed to be added to or changed), as first supplemented by a prospectus supplement relating to the Registered Certificates, filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act and used in connection with the sale of the Registered
Certificates, is hereinafter referred to as the "Prospectus"; and such prospectus supplement is hereinafter referred to as the "Prospectus Supplement". Any preliminary form of Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Prospectus". Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statements or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), deemed to be incorporated by reference therein after the date hereof. MCFI will file with the Commission (i) within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement and other material contracts) and (ii) in the time period specified in Section 5(e) hereof, a Current Report on Form 8-K (for purposes of filing certain Computational Materials and ABS Term Sheets as described in Section 5(e) hereof).

         (b) The Registration Statements, as of the respective dates they became effective, and the Prospectus, as of the date of the Prospectus Supplement, and any revisions or amendments thereof or supplements thereto filed prior to the termination of the offering of the Registered Certificates, as of their respective effective or issue dates, conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of such respective dates, and the Registration Statements and the Prospectus, as revised, amended or supplemented as of the Closing Date (as defined in Section
3), will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of the Closing Date; and no such document, as of such respective dates and, in the case of the Prospectus and any revisions or amendments thereof or supplements thereto filed prior to the Closing Date, as of the Closing Date, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that MCFI does not make any representations, warranties or agreements (i) to Citibank as to (A) the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing by Citibank to MCFI specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto or (B) any information in any Computational Materials and ABS Term Sheets (each as defined in Section 9) provided by Citibank specifically for use in the preparation thereof or in connection with the sale of the Registered Certificates or (ii) to Goldman as to (A) the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing by Goldman specifically for use in connection with the preparation of the Prospectus or any revision or amendment
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                                       3


thereof or supplement thereto or (B) any information in any Computational Materials and ABS Term Sheets provided by Goldman specifically for use in the preparation thereof or in connection with the sale of the Registered Certificates. There are no contracts or other documents relating to MCFI of a character required to be described in or to be filed as exhibits to the Registration Statements, as of the date of the Prospectus Supplement, which were not described or filed as required.

         (c) As of the Closing Date, the Registered Certificates will be duly authorized, executed and delivered and, assuming authentication in the manner contemplated in the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

         (d) Each of KPMG Peat Marwick and Deloitte & Touche LLP is an independent public accountant with respect to MCFI as required by the Securities Act and the rules and regulations thereunder.

         (e) As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by MCFI and, assuming the valid authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of MCFI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

         (f) This Agreement has been duly authorized, executed and delivered by each of MCFI and Citicorp and, assuming the valid authorization, execution and delivery hereof by each of the Underwriters, constitutes a valid and binding obligation of each of MCFI and Citicorp enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights, by general principles of equity and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

         (g) MCFI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

         (h) MCFI is not aware of (i) any request by the Commission for any further amendment of the Registration Statements or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (i) The Registered Certificates and the Pooling and Servicing Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

         (j) The issuance and sale of the Registered Certificates to the Underwriters pursuant to this Agreement, the compliance by MCFI with the other provisions of this Agreement, the Pooling and Servicing Agreement and the Registered Certificates and the consummation of the other transactions

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                                       4


herein or therein contemplated do not, under any statute, regulation or rule of general applicability or any decision, order, decree or judgment of any judicial or other governmental body specifically applicable to MCFI, require any consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except (i) such as have been obtained or effected under the Securities Act (provided that MCFI makes no representations or warranties as to any consent, approval, authorization, registration or qualification which may be required under state securities or Blue Sky laws),
(ii) the recordation of the assignments of the Mortgage Loans to the Trustee, which are to be completed pursuant to the Pooling and Servicing Agreement on or following the Closing Date, and (iii) such other approvals as have been obtained.

         (k) Neither the execution and delivery of this Agreement and the Pooling and Servicing Agreement, nor the issuance and delivery of the Registered Certificates, nor the consummation of any other of the transactions contemplated herein or therein, nor the fulfillment of the terms of this Agreement and the Pooling and Servicing Agreement, will conflict with, violate, result in a breach of or constitute a default under the certificate of incorporation or by-laws of MCFI, any statute or regulation currently applicable to MCFI, or any order currently applicable to MCFI of any court, regulatory body, administrative agency or governmental body having jurisdiction over MCFI, or the terms of any indenture or other agreement or instrument to which MCFI is a party or by which it or any of its properties are bound.

         (l) There are no actions or proceedings against, or investigations of, MCFI pending or, to the knowledge of MCFI, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Registered Certificates,
(ii) seeking to prevent the issuance of the Registered Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, (iii) that might materially and adversely affect the performance by MCFI of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Registered Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Registered Certificates described in the Prospectus.

         (m) MCFI is not, and the issuance and sale of the Registered Certificates in the manner contemplated by the Prospectus will not cause MCFI to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (n) The transfer of the Mortgage Loans to the Trust Fund and the sale of the Certificates to the Underwriters, at the Closing Date, will be treated by MCFI for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

         (o) Any taxes, fees and other governmental charges (other than income taxes, franchise taxes and recording and filing fees) that are due and payable by MCFI as of the Closing Date in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Registered Certificates, will have been paid at or prior to the Closing Date.

         (p) At the Closing Date and at the direction of MCFI, the Mortgage Loans will have been duly and validly assigned and delivered by the Mortgage Loan Seller to the Trustee under the Pooling and Servicing Agreement.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, MCFI agrees to sell to each of Citibank and Goldman and

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                                       5

Citibank and Goldman each agree to purchase from MCFI, the actual or notional, as the case may be, amounts set forth on Schedule I hereto in the respective classes of Registered Certificates, at the purchase price for each such class as set forth on Schedule I.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Registered Certificates shall be made in the manner specified below, on the date and at the time specified in Schedule I hereto, which date and time may be changed by agreement among the Underwriters and MCFI (such date and time of delivery of and payment for the Registered Certificates being hereinafter referred to as the "Closing Date"). Delivery of each Underwriter's allotment of the Registered Certificates shall be made to the related Underwriter against payment by such Underwriter of the purchase price therefor to or upon the order of MCFI in same-day funds by federal funds wire (or by such other method as such Underwriter and MCFI may agree). Unless delivery is made through the facilities of The Depository Trust Company, the Registered Certificates of each class thereof shall be registered in such names and in such authorized denominations as the related Underwriter may have requested not less than three full business days prior to the Closing Date.

         MCFI  agrees  to  have  the  Registered   Certificates   available  for
inspection, checking and packaging in New York, New York, at any time before 3:00 p.m. New York city time on the business day prior to the Closing Date.

         4. OFFERING BY UNDERWRITER. It is understood that the Underwriters propose to offer the Registered Certificates for sale as set forth in the Prospectus, and each Underwriter covenants and agrees that all offers and sales by such Underwriter shall be made in compliance with the terms of the No-Action Letters (as defined in Section 9 below). It is further understood that MCFI, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-c of the General Business Law of the State of New York with respect to the Registered Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with MCFI that sales of the Registered Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

         5.      AGREEMENTS. MCFI agrees with each of the Underwriters that:

         (a) MCFI will not file any amendment to the Registration Statements prior to the Closing Date, and will not file any supplement to the Prospectus relating to or affecting the Registered Certificates at any time, except as contemplated by Section 5(e) or unless MCFI has furnished a copy to each Underwriter for its review prior to filing, and will not file any such proposed amendment or supplement to which either Underwriter reasonably objects. Subject to the foregoing sentence, MCFI will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act and will promptly advise each Underwriter when the Prospectus has been so filed, or transmitted for filing, and, prior to the termination of the offering of the Registered Certificates, will also promptly advise each Underwriter (i) when any amendment to the Registration Statements relating to the Registered Certificates has become effective or any revision of or supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statements or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by MCFI of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. MCFI will use its

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                                       6

best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the Securities Act, (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Securities Act or the rules and regulations of the Commission thereunder, MCFI promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a revision, amendment or supplement which will correct such statement or omission or effect such compliance.

         (c) MCFI will furnish to each Underwriter and counsel for such Underwriter, without charge, signed (if available) copies of the Registration Statements (including exhibits thereto) and, so long as delivery of a prospectus relating to the Registered Certificates is required under the Securities Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

         (d) MCFI will use its best efforts to arrange for the qualification of the Registered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate, to maintain such qualifications in effect so long as required for the distribution of the Registered Certificates and to arrange for the determination of the legality of the Registered Certificates for purchase by institutional investors; provided, however, that MCFI shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         (e) MCFI will cause or, if appropriate, will have caused any Computational Materials and ABS Term Sheets with respect to the Registered Certificates, which are delivered by the Underwriters to MCFI pursuant to or as contemplated by Section 9, to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") pursuant to Rule 13a-11 under the Exchange Act not later than, in each such case, the business day immediately following the later of (i) the day on which such Computational Materials or ABS Term Sheets are delivered to counsel for MCFI by the Underwriters prior to 10:30 a.m., New York City time, and (ii) the date hereof, and will promptly advise the Underwriters when each such Current Report has been so filed. Each such Current Report shall be incorporated by reference in the Prospectus and the Registration Statements. MCFI shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets provided by the Underwriters to MCFI pursuant to or as contemplated by Section 9 hereof.

         (f) MCFI will make generally available to Registered Certificateholders as soon as practicable, but in any event not later than eighteen months after the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, an earnings statement (which need not be audited) with respect to the Mortgage Pool complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of MCFI, Rule
158) which may be the annual report filed with the Commission and delivered to Registered Certificateholders pursuant to the Pooling and Servicing Agreement.

         6. CONDITIONS TO THE OBLIGATIONS OF EACH UNDERWRITER AND MCFI. The obligation of each Underwriter to purchase, and the obligation of MCFI to sell to such Underwriter, its allotment of the Registered Certificates shall be subject to the accuracy of the representations and warranties on the part


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                                       7


of MCFI and such Underwriter contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of MCFI and such Underwriter made in any officer's certificate pursuant to the provisions hereof, to the performance by MCFI and such Underwriter of their respective obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened; and all requests for additional information from MCFI on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

         (b)      MCFI shall have furnished to such Underwriter:

                 (i)    An executed copy of the Pooling and Servicing Agreement;

                 (ii)      An opinion of Stephen E. Detz, Esq., counsel to MCFI,
                  dated the  Closing Date, substantially to the effect that:

                         (A) MCFI is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and assets and conduct its business as described in the Prospectus;

                         (B) The Registered Certificates have been duly authorized, executed and delivered and, assuming authentication in the manner contemplated in the Pooling and Servicing Agreement, are validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                         (C) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by MCFI;

                         (D) The Pooling and Servicing  Agreement  constitutes a
                 valid and legally binding agreement of MCFI and is enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditor's rights generally and by general principles of equity;

                         (E) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended;

                         (F) The Registration  Statements have become  effective
                 under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of either of the Registration Statements has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened under the Securities Act;

                         (G) Each of the  Registration  Statements,  at the time
                 such Registration Statement became effective, and the Prospectus, as of the date of the Prospectus Supplement, and each revision or amendment thereof or supplement thereto relating to the Registered Certificates, as of its effective or issue date (except in each case for accounting, financial and statistical statements included therein or omitted therefrom, as to which such counsel expresses no opinion), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates; and the Prospectus, as revised, amended or supplemented as of the date hereof (except for accounting, financial and statistical statements included therein or omitted therefrom, as to which such counsel expresses no opinion), conforms in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to use of the Prospectus (as so revised, amended, or supplemented) as of the date hereof;

                         (H) The descriptions in the Prospectus,  as of the date
                 hereof, of the Registered Certificates and the Pooling and Servicing Agreement are, to the extent that such descriptions constitute statements of matters of law or legal conclusions with respect thereto, accurate in all material respects;

                        (I) Such counsel does not know of any contracts or other
                 documents relating to MCFI of a character required to be described in or to be filed as exhibits to the Registration Statements, as of the date of the Prospectus Supplement, which were not described or filed as required; and

                         (J) This Agreement has been duly authorized, executed
                 and  delivered  by each of MCFI and Citicorp.

                 In giving his opinion, counsel to MCFI shall additionally state that, based on conferences and telephone conversations with representatives of ContiTrade, PNC Bank, the Underwriters, Citibank, MCFI, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer and their respective counsel, and without having reviewed any of the Mortgage Notes, Mortgages or other documents in the Mortgage Files or made any inquiry of any originator of any Mortgage Loan not referenced above, nothing has come to such counsel's attention that would lead him to believe that the Prospectus (except for any accounting, financial or statistical information included therein, for information with respect to California foreclosure law, and for information relating to the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee contained in or omitted from the Prospectus, as to which such counsel has not been requested to comment), at the date of the Prospectus Supplement or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than MCFI and Citicorp. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                 (iii) One or more opinions, dated the Closing Date, of Thacher Proffitt & Wood, special counsel to MCFI and ContiTrade, substantially to the effect that:

                         (A) The statements in the Prospectus under the headings
                 "ERISA Considerations", "Material Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences", to the extent that they constitute matters of New York or federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such law and conclusions; and

                         (B) As  described in  the  Prospectus  Supplement  and
                 assuming compliance with the provisions of the Pooling and Servicing Agreement, (1) REMIC I will qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the
                 Internal Revenue Code of 1986, and the REMIC I Regular Interests will be "regular interests" and the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I (as both terms are defined in the REMIC Provisions in effect on the Closing Date), and (2) REMIC II will qualify as a REMIC within the meaning of the REMIC
                 Provisions, and the Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will evidence "regular interests" and the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II.

                 In giving its opinions, special counsel to MCFI and ContiTrade shall additionally state that, based on conferences and telephone conversations with representatives of ContiTrade, PNC Bank, the Underwriters, Citibank, MCFI, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer and their respective counsel, and without having reviewed any of the Mortgage Notes, Mortgages or other documents in the Mortgage Files (except for select provisions of the Mortgage Notes and Mortgages relating to the ContiTrade Mortgage Loans) or made any inquiry of any originator of any Mortgage Loan not referenced above, nothing has come to such special counsel's attention that would lead it to believe that the Prospectus (other than any accounting, financial or statistical information included therein), at the date of the Prospectus Supplement or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than MCFI. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                 (iv) Such Underwriter shall have received copies of all legal opinion letters delivered by Thacher Proffitt & Wood to the Rating Agencies in connection with the issuance of the Registered
         Certificates, accompanied in each case by a letter signed by Thacher Proffitt & Wood stating that such Underwriter may rely on such opinion letter as if it were addressed to such Underwriter as of the date thereof;

                 (v) A good standing certificate regarding MCFI from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

                (vi) A certificate of MCFI, dated the Closing Date and signed by an executive officer or authorized signatory of MCFI, to the effect that the representations and warranties of MCFI herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and MCFI has complied in all material respects with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (vii) An officer's certificate, dated the Closing Date and signed by the Secretary or an assistant secretary of MCFI, to the effect that each individual who, as an officer or representative of MCFI, signed this Agreement, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of MCFI) of the certificate of incorporation and by-laws of MCFI, as in effect on the Closing Date, and of the resolutions of MCFI and any required shareholder consent relating to the transactions contemplated in this Agreement and the Pooling and Servicing Agreement.

         (c) The Underwriters shall have received, with respect to each of the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to the same limitations as set forth in Section 6(b)(ii)(D), the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to this Agreement and the Pooling and Servicing Agreements and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware (if relevant), the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

        (d) MCFI and the Underwriters shall have received from KPMG Peat Marwick and Deloitte & Touche LLP, certified public accountants, letters, dated the Closing Date, in form and substance reasonably satisfactory to MCFI and the Underwriters, collectively stating in effect that:

                (i) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the caption "Description of the Mortgage Pool" and on Annex A thereto agrees with the data sheet or computer tape prepared by the Mortgage Loan Seller or ContiTrade, unless otherwise noted in such letter; and

               (ii) They have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

         (e) MCFI and the Underwriters shall have received from KPMG Peat Marwick, certified public accountants, a letter dated the Closing Date, in form and substance reasonably satisfactory to MCFI and the Underwriters, to the effect that they have performed certain specified procedures, all of which have been agreed to by MCFI and the Underwriters, as a result of which they confirmed the information of an accounting, financial or statistical nature included in the Prospectus Supplement under the caption "Yield and Maturity Considerations".

        (f) KPMG Peat Marwick shall have furnished to MCFI and such Underwriter a letter or letters, each in form and substance satisfactory to MCFI, relating to the Computational Materials and ABS Terms Sheets of such Underwriter filed in accordance with Section 5(e) and dated the date of the related Current Report on Form 8-K and stating in effect that:

                 (i) using the assumptions and methodology used by such Underwriter, all of which shall be described by reference in the letter, they have recalculated the numerical data and dates set forth in such Computational Materials and ABS Term Sheets of such Underwriter (or portions thereof) attached to such letter, compared the results of their calculations to the corresponding items in such Computational Materials and ABS Term Sheets (or portions thereof) and found such items to be in agreement with the respective results of such calculation;

                 (ii) if such Computational Materials and ABS Term Sheets include data reflecting the distribution of interest at other than a fixed rate, or reflecting other characteristics which give rise to the use of tables in such Computational Materials and ABS Term Sheets, such letter shall also set forth such other statements as are customarily set forth by KPMG Peat Marwick in such letter with respect to such data; and

                 (iii) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in such Computational Materials and ABS Term Sheets agrees with the data sheet or computer tape prepared by the Mortgage Loan Seller, unless otherwise indicated in such letter.

         (g) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of MCFI which such Underwriter concludes, in the judgment of such Underwriter after consultation with MCFI, materially impairs the investment quality of the Registered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Registered Certificates as contemplated by the Prospectus.

        (h) The Registered Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been rescinded.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) MCFI agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements or in the Prospectus, or in any revision or amendment thereof or supplement thereto, or in any other filing incorporated by reference therein, or arise out of or are based upon the omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets in respect of which MCFI agrees to indemnify any Underwriter, as set forth below, when such are read in conjunction with the Prospectus) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided that MCFI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to MCFI by or on behalf of such Underwriter (in whatever capacity) specifically for use in connection with the preparation thereof, (ii) any such untrue statement made in Computational Materials or ABS Term Sheets of such Underwriter incorporated therein as a result of any filing pursuant to Section 5(e) (except to the extent any such untrue statement or alleged untrue statement therein results (or is alleged to have resulted) directly from an error (a "Collateral Error") in the information concerning the Mortgage Loans furnished by MCFI to any Underwriter in writing or by electronic transmission that was used in the preparation of such Computational Materials or ABS Term Sheets) or (iii) any omission or alleged omission to state in Computational Materials of such Underwriter incorporated by reference into the Registration Statements or Prospectus as a result of any filing pursuant to
Section 5(e), a material fact that, when read in conjunction with the Prospectus, is required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement will be in addition to any liability which MCFI may otherwise have.

        (b) Each Underwriter agrees to indemnify and hold harmless MCFI and each of its directors, each of its officers who signed the Registration Statements or any amendments thereof, and each person who controls MCFI within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnities from MCFI to the Underwriters, but (i) only with reference to (A) written information furnished to MCFI by or on behalf of such Underwriter (in whatever capacity), specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, and (B) any untrue statement made in Computational Materials or ABS Term Sheets of such Underwriter incorporated by reference into the Registration Statements or Prospectus as a result of any filing pursuant to Section 5(e) (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Collateral Error) and (ii), in the case of Citibank, only insofar as Citibank does not otherwise provide indemnification for any particular loss, claim, damage or liability pursuant to the Mortgage Loan Purchase Agreement. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. MCFI acknowledges that (i) with respect to Citibank and Goldman, the statements set forth in the first, third and fourth sentences of the final paragraph of the cover page of the Prospectus Supplement and in the first sentence of the second paragraph and the first two sentences of the third paragraph under the heading "Method of Distribution" in the Prospectus Supplement and (ii), with respect solely to Citibank, the information for which MCFI is being indemnified under the Mortgage Loan Purchase Agreement, constitute the only information furnished in writing by or on behalf of Citibank or Goldman, as the case may be, for inclusion in the Prospectus or any revision or amendment thereof or supplement thereto, and each Underwriter confirms that such statements attributable thereto are correct.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7; provided, however, that any increase in such liability as a result of such failure to notify shall not be an expense of the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the indemnified party or parties, representing the indemnified party or parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, MCFI and the related Underwriter shall each contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which MCFI and such Underwriter may be subject in such proportion so that such Underwriter is responsible for 0.5% thereof and MCFI is responsible for the balance; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls MCFI within the meaning of either the Securities Act or the Exchange Act, each officer of MCFI who shall have signed the Registration Statements or any amendments thereof and each director of MCFI shall have the same rights to contribution as MCFI. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph
(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         (e) Each Underwriter (such Underwriter, the "indemnifying Underwriter") shall indemnify and hold harmless the other Underwriter and each person, if any, who controls such other Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, liabilities, claims and damages caused by any untrue statements or omissions, or alleged untrue statements or omissions, in the Computational Materials prepared and delivered to potential investors, or to such other Underwriter for delivery to potential investors, by the indemnifying Underwriter.

         8. FEES AND EXPENSES. MCFI will pay or cause to be paid all third-party costs and expenses in connection with the transactions herein contemplated, other than those for which (i) Citibank is responsible under the Mortgage Loan Purchase Agreement, (ii) ContiTrade is responsible under the ContiTrade Purchase Agreement and (iii) PNC is responsible under the PNC Purchase Agreement;
provided, however, that each Underwriter will pay or cause to be paid any transfer taxes on resale of any of the Registered Certificates, advertising expenses connected with any offers that such Underwriter may make and such additional costs arising out of any Computational Materials and ABS Term Sheets incurred by such Underwriter (except for expenses related to accounting procedures performed by KPMG Peat Marwick on such Computational Materials and ABS Term Sheets in connection with any related Current Report on Form 8-K, which shall be paid by MCFI); and provided, further, that Goldman only will be responsible for the fees of Skadden, Arps, Slate, Meagher & Flom.

        9. COMPUTATIONAL MATERIALS AND ABS TERM SHEETS. (a) Not later than 10:30 a.m., New York City time, on the date hereof, the Underwriters shall deliver to MCFI five complete copies of all materials provided by the Underwriters to prospective investors in the Registered Certificates which constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and together with the Kidder Letters, the "No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters and, in the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA Letter, such Collateral Term Sheets have not previously been delivered to MCFI as contemplated by Section 9(b)(i) below. Each delivery of Computational Materials and/or ABS Term Sheets to MCFI pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for MCFI on behalf of MCFI at the address specified in Section 17 hereof and one copy of such materials to MCFI.

         (b) Each Underwriter represents and warrants to and agrees with MCFI, as of the date hereof and as of the Closing Date, as applicable, that:

                 (i) if such Underwriter has provided any Collateral Term Sheets to potential investors in the Registered Certificates prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA Letter, then in each such case such Underwriter delivered four copies of such materials to counsel for MCFI on behalf of MCFI at the address specified in Section 17 hereof and one copy of such materials to MCFI no later than 10:30 a.m., New York City time, on the first business day following the date on which such materials were initially provided to a potential investor;

                 (ii) the Computational Materials (either in original, aggregated or consolidated form) and ABS Term Sheets furnished to MCFI pursuant to Section 9(a) or as contemplated in Section 9(b)(i) constitute all of the materials relating to the Registered Certificates furnished by such Underwriter (whether in written, electronic or other format) to prospective investors in the Registered Certificates prior to the date hereof, except for any Preliminary Prospectus and any Computational Materials and ABS Term sheets which are not required to be filed with the Commission in accordance with the No-Action Letters, and all Computational Materials and ABS Term Sheets provided by such Underwriter to potential investors in the Registered Certificates comply with the requirements of the No-Action Letters;

                 (iii) on the respective dates any such Computational Materials and/or ABS Term Sheets with respect to the Registered Certificates referred to in Section 9(b)(ii) were last furnished by such Underwriter to each prospective investor, on the date of delivery thereof to MCFI pursuant to or as contemplated by this Section 9 and on the Closing Date, such Computational Materials and/or ABS Term Sheets did not and will not include any untrue statement of a material fact;

                 (iv) all Computational Materials and ABS Term Sheets with respect to the Registered Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, to the effect that MCFI has not prepared, reviewed or participated in the preparation of such Computational Materials or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

                 (v) all Collateral Term Sheets with respect to the Registered Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

                 (vi) on and after the date hereof, such Underwriter shall not deliver or authorize the delivery of any Computational Materials, ABS Term Sheets or other materials relating to the Registered Certificates (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Prospectus prior to or at the same time as the delivery of such Computational Materials, ABS Term Sheets or other materials.

         Notwithstanding the foregoing, neither Underwriter makes any representation or warranty as to whether any Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error.

        (c) The Underwriters acknowledge and agree that MCFI has not authorized and will not authorize the distribution of any Computational Materials or ABS Term Sheets with respect to the Registered Certificates to any prospective investor, and agree that any such Computational Materials and/or ABS Term Sheets furnished to prospective investors shall include a disclaimer in the form set forth in paragraph (b)(iv) above. The Underwriters agree that they will not represent to potential investors that any Computational Materials and/or ABS Term Sheets with respect to the Registered Certificates were prepared or disseminated on behalf of MCFI.

         (d) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of the Underwriters or their counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state a material fact required, when considered in conjunction with the Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Securities Act or the rules thereunder, the Underwriters, at their expense (such expense to be allocated between them equally), promptly will prepare and furnish to MCFI for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the

Registered Certificates that received such information being amended or supplemented. Each Underwriter represents and warrants to MCFI, as of the date of delivery of such amendment or supplement to MCFI, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. MCFI shall have no obligation to file such amendment or supplement if MCFI determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that MCFI shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriters to MCFI pursuant to this paragraph (d)) or (ii) such filing is not required under the Securities Act. Notwithstanding the foregoing, neither Underwriter makes any representation or warranty as to whether any such amendment or supplement of Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error.

         (e) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of MCFI or its counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Securities Act or the rules thereunder, MCFI promptly will notify each Underwriter of the necessity of such amendment or supplement, and the Underwriters, at their expense (such expense to be allocated between them based on the relative fault of the Underwriters) (or, if such amendment or supplement is necessary due to a Collateral Error, at the expense of MCFI), shall prepare and furnish to MCFI for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Registered Certificates that received such information being amended or supplemented. Notwithstanding the foregoing, neither Underwriter makes any representation or warranty as to whether any such amendment or supplement of Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error.

         (10) TERMINATION. This Agreement shall be subject to termination by notice given to MCFI, if the sale of the Registered Certificates provided for herein is not consummated because of any failure or refusal on the part of MCFI to comply in all material respects with the terms or to fulfill in all material respects any of the conditions of this Agreement, or if for any reason MCFI shall be unable to perform in all material respects its obligations under this Agreement. This Agreement shall also be subject to termination in the absolute discretion of either of the Underwriters, by notice given to MCFI prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of either of the Underwriters after consultation with MCFI, impracticable to market the Registered Certificates.

         11. DEFAULT BY AN UNDERWRITER. If either Underwriter shall fail to purchase and pay for any of the Registered Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter shall be obligated to take up and pay for the Registered Certificates that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal amount of Registered Certificates that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate Class Principal Balance of all of the Registered Certificates set forth in Schedule I hereto, the remaining Underwriter shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Registered Certificates, and if such nondefaulting Underwriter does not purchase all of the Registered Certificates, this Agreement will terminate without liability to the nondefaulting Underwriter, MCFI or Citicorp. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date for the Registered Certificates shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriter shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to MCFI and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

         12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of MCFI, Citicorp, the Underwriters and their respective officers, directors, employees and agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of either Underwriter, MCFI, Citicorp or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Registered Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

         13. OBLIGATION OF CITICORP. Citicorp agrees, in consideration of and as an inducement to the Underwriters' purchase of the Registered Certificates from MCFI, to indemnify and hold harmless each Underwriter, and each person who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any failure by MCFI to perform any of its obligations under this Agreement, including, without limitation, any obligation of MCFI to the Underwriters pursuant to Section 7 hereof, after receipt from the Underwriter of written notice of any such failure.

          14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements made and to be performed entirely in said state.

         16. MISCELLANEOUS. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          17. NOTICES. All communications hereunder will be in writing and effective only upon receipt and, if sent to Citibank, will be delivered to Citibank, N.A., 399 Park Avenue, 3rd floor, New York, New York 10043, Attention:
Mr. Richard L. Jarocki. Jr.; if sent to Goldman, will be delivered to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Mr. Marvin Kabatznick; if sent to MCFI, will be delivered to MCFI, at 399 Park Avenue, New York, New York 10043, Attention: Mr. Richard L. Jarocki, Jr., with a copy to Stephen E. Dietz, Esq. at 425 Park Avenue, New York, New York 10043; or if sent to Citicorp, will be delivered to Citicorp, Citicorp Center, 153 East 53rd Street, New York, New York 10043, Attention: Mr. Gregory C. Ehlke.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among MCFI, Citicorp and the Underwriters.

                                Very truly yours,

                                MORTGAGE CAPITAL FUNDING, INC.



                                By:             /s/ Richard L. Jarocki, Jr.
                                Name:           Richard L. Jarocki, Jr.
                                Title:          Vice President


                                CITICORP



                                By:             /s/ Gregory C. Ehlke
                                Name:           Gregory C. Ehlke
                                Title:          Vice President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIBANK, N.A.



By:              /s/ Gary L. Greenberg
Name:            Gary L. Greenberg
Title:           Vice President


GOLDMAN, SACHS & CO.



By:              /s/ Goldman, Sachs & Co.
Name:

                                   SCHEDULE I

As used in this Agreement, the term "Registration Statements" refers to the registration statement Nos. 33-25068 and 33-63924 filed by MCFI on Form S-11 and Form S-3, respectively and declared effective by the Commission.

TITLE AND DESCRIPTION OF THE REGISTERED CERTIFICATES:
Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1, Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E and Class F

Underwriting Agreement, dated as of June 27, 1996
Cut-off Date: July 1, 1996

 Class         Initial Class Principal       Portion of Class         Portion of Class
 Designation   Balance (or in the case    Principal Balance (or     Principal Balance (or
                          of                  in the case of           in the case of
                  Class X-1 and Class       Class X-1 and Class       Class X-1 and Class
                  X-2, Class Notional       X-2, Class Notional              X-2,                Initial       Purchase
                       Amount)(1)                Amount) of             Class Notional        Pass-Through     Price(2)   Rating(3)
                                           Class to be Purchased          Amount) of               Rate
                                                    by              Class to be Purchased
                                                Citibank (1)                  by
                                                                           Goldman(1)

 X-1               $29,966,951.00            $18,076,637.00           $11,890,314.00            0.796%         7.906%      NR/AAA
 X-2              $481,875,454.00           $290,676,478.00          $191,198,976.00            0.960%         5.125%      NR/AAA
 A-1               $29,966,951.00            $18,076,637.00           $11,890,314.00            6.120%        99.984%      AAA/AAA
 A-2A             $150,000,000.00            $90,482,865.00           $59,517,135.00            7.350%        99.859%      AAA/AAA
 A-2B             $145,624,000.00            $87,843,178.00           $57,780,822.00            7.900%       101.344%      AAA/AAA
 B                 $14,470,000.00             $8,728,580.00            $5,741,420.00            7.900%       101.031%      AA+/AAA
 C                 $31,353,000.00            $18,912,728.00           $12,440,272.00            7.800%        99.375%      A+/AA-
 D                 $19,294,000.00            $11,638,509.00            $7,655,491.00            7.800%        99.031%       A-/A
 E                 $16,882,000.00            $10,183,545.00            $6,698,455.00            7.700%        96.109%      BBB/BBB
 F                  $7,235,000.00             $4,364,290.00            $2,870,710.00            7.700%        92.984%     BBB-/BBB-

- ------------------------
(1)      Subject to a variance of plus or minus 5.0%.
(2) Expressed as a percentage of the Class Principal Balance or Class Notional Amount, as applicable, of the relevant class of Certificates to be purchased. In addition, as to each class of the Certificates (other than the Class A-1 Certificates), the Underwriters will pay MCFI accrued interest at the initial Pass-Through Rate therefor from the Cut-off Date to but not including the Closing Date.
(3) By each of Standard & Poor's Ratings Services and Fitch Investors Service, L.P., except that the Class X-1 and Class X-2 Certificates will be rated solely by Fitch Investors Service, L.P.


Closing Time, Date and Location: 10:00 a.m. New York City time on July 10, 1996 at the offices of Thacher Proffitt & Wood.

Issuance and delivery of Registered Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of The Depository Trust Company in minimum denominations of initial principal balance or notional amount, as the case may be, of $100,000 (or, in the case of the Class X-1 and Class X-2 Certificates, $5,000,000) and integral multiples of $1 in excess thereof.